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                                                                    EXHIBIT 21.1




                            FARO TECHNOLOGIES, INC.
                             a Florida corporation


                                  Subsidiaries
                                  ------------



1.   FARO Worldwide, Inc.
     a Florida corporation

2.   FARO France SAS
     a French corporation

3.   CATS Computer Aided Technologies, Computeranwendungen in der
     Fertigungssteuerung, GmbH
     a German limited liability company

4. TSP Auriga Vermogensverwaltungs, a German limited liability company